UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)
685 Third Avenue, 27th Floor New York, New York 10017 (Address of principal executive offices, including zip code)
(646) 780-7958 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

On December 12, 2017, Ubiquiti Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders. The stockholders voted on the following two proposals and cast their votes as described below.

Proposal 1: To elect one Class III director to serve until the third annual meeting of the Company’s stockholders following his election or until his successor is duly elected and qualified, subject to earlier death, resignation or removal. This proposal was approved.

	For	Withhold	Broker Non-Votes
Robert J. Pera	71,327,188	305,433	3,957,580

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. This proposal was approved.

For	Against	Abstain
75,427,210	49,519	113,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2017	Ubiquiti Networks, Inc.

	By:	/s/ Robert J. Pera
Name: Robert J. Pera
Title: Chief Executive Officer